                                                                      EXHIBIT 11
                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995



                                                       1996          1995
                                                     ----------    ---------

NET INCOME.......................................    $  676,000    $  704,000
                                                     ==========    ==========
Weighted average number of shares outstanding....     3,650,000     3,603,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   average market price..........................       132,000       116,000
                                                     ----------    ----------
Weighted average number of shares outstanding,
   as adjusted..................................      3,782,000     3,719,000
                                                     ==========    ==========
PRIMARY EARNINGS PER SHARE.......................    $      .18    $      .19
                                                     ==========    ==========

NET INCOME.......................................      $676,000    $  704,000
                                                     ==========    ==========
Weighted average number of shares outstanding....     3,650,000     3,603,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   the greater of period-end market price or
   average market price..........................       138,000       116,000
                                                     ----------    ----------
Weighted average number of shares outstanding,
   as adjusted...................................     3,788,000     3,719,000
                                                     ==========    ==========
EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION........................    $      .18    $      .19
                                                     ==========    ==========

                                                                      EXHIBIT 11
                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995



                                                       1996          1995
                                                     ----------    ----------
NET INCOME.......................................    $2,354,000    $2,209,000
                                                     ==========    ==========
Weighted average number of shares outstanding....     3,633,000     3,636,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   average market price..........................       126,000       104,000
                                                     ----------    ----------

Weighted average number of shares outstanding,
   as adjusted..................................      3,759,000     3,740,000
                                                     ==========    ==========
PRIMARY EARNINGS PER SHARE.......................    $      .63    $      .59
                                                     ==========    ==========


NET INCOME.......................................    $2,354,000    $2,209,000
                                                     ==========    ==========

Weighted average number of shares outstanding....     3,633,000     3,636,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   the greater of period-end market price or
   average market price..........................       137,000       104,000
                                                     ----------    ----------
Weighted average number of shares outstanding,
   as adjusted...................................     3,770,000     3,740,000
                                                     ==========    ==========
EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION........................    $      .62    $      .59
                                                     ==========    ==========



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